Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH REPORTS SECOND Quarter 2022 Results

PLYMOUTH MEETING, Pa. – August 9, 2022 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the second quarter ended June 30, 2022.

Second Quarter Results and Highlights

●	AdaptHealth delivered net revenue and Adjusted EBITDA for the second quarter consistent with internal expectations, as it continues to overcome challenges resulting from industry shortages of CPAP equipment.

●	Net revenue was $727.6 million compared to $617.0 million in the second quarter of 2021, an increase of 17.9%.

●	Net income attributable to AdaptHealth Corp. was $14.0 million, or $0.09 per diluted share, compared to $79.1 million, or $0.12 per diluted share, in the second quarter of 2021.

●	Non-acquired net revenue for the second quarter declined 0.3%.

●	Sleep categories showed strong sequential growth, as the supply of PAP machines continues to improve relative to recent quarters.

●	Adjusted EBITDA was $150.0 million, compared to $147.4 million in the second quarter of 2021, an increase of 1.8%. On a sequential basis, Adjusted EBITDA margin increased 110 basis points to 20.6%, as the Company continues to manage well through the inflationary environment and supply chain challenges.

●	During the quarter, the Company completed four acquisitions, all of which were previously announced, bringing the year-to-date total to six acquisitions of HME and Sleep providers.

●	Cash flow from operations was $103.5 million, compared to $129.2 million in the second quarter of 2021.

●	The Company repurchased $3.4 million of its common stock in the open market during the quarter using available cash, pursuant to the previously-announced share repurchase authorization.

Guidance Maintained for Fiscal Year 2022

The Company is maintaining its previously issued financial guidance for fiscal year 2022, as follows:

●	Net revenue of $2.840 billion to $3.040 billion;

●	Adjusted EBITDA of $615 million to $675 million; and

●	Total capital expenditures representing 9-11% of net revenue.

Guidance for fiscal year 2022 does not include any contribution from acquisitions that have not yet closed, or continuing Public Health Emergency benefits beyond the currently scheduled expiration date.

Management Commentary

Steve Griggs, Chief Executive Officer, commented, “We are very pleased with our performance through the first half of the year. During the quarter we have seen continued resilience in our HME and Sleep product lines as CPAP patient set ups remain at or near record levels resulting in rental census up 16% from February levels, and our diabetes product line continues to post double-digit growth.

AdaptHealth continues to meet expectations for growth and profitability, and drive operating leverage even in the face of considerable inflation, fuel, freight, and labor market pressures. Our performance and results continue to demonstrate the crucial role we play in the lives of our approximately 3.9 million patients across the U.S. as a leading national provider of medical equipment, supplies, and services.”

Josh Parnes, President, commented, “AdaptHealth continues to make important investments in technology throughout the organization that will drive improved operating performance, lower cost of care, and better outcomes for patients. As our results and expectations demonstrate, these investments are leading to increased efficiencies to help offset challenges in the operating environment, and adding value for shareholders as well as the broader healthcare continuum. We will continue to pursue arrangements to make home health easier for payors, patients, and providers, and believe we can gain share and volume within the industry.”

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

● (877) 407-6176 (Domestic) or

● (201) 689-8451 (International)

Webcast registration: Click here

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 3.9 million patients annually in all 50 states through its network of over 750 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA and Adjusted EBITDA, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures.

The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s financial performance. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of the warrant liability, and other non-recurring items of expense or income in full year 2022. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.

Condensed Consolidated Balance Sheets (Unaudited)

		December 31,
(in thousands)	June 30, 2022	2021
Assets
Current assets:
Cash and cash equivalents	$118,809	$149,627
Accounts receivable	355,345	359,896
Inventory	102,675	123,095
Prepaid and other current assets	28,387	37,440
Total current assets	605,216	670,058
Equipment and other fixed assets, net	454,773	398,577
Operating lease right-of-use assets	135,748	147,760
Goodwill	3,515,612	3,512,567
Identifiable intangible assets, net	182,771	202,231
Other assets	15,674	15,098
Deferred tax assets	292,218	304,193
Total Assets	$5,202,012	$5,250,484
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$314,973	$358,384
Current portion of finance lease obligations	4,347	15,446
Current portion of operating lease obligations	29,597	31,418
Current portion of long-term debt	25,000	20,000
Contract liabilities	31,411	31,370
Other liabilities	30,128	43,194
Total current liabilities	435,456	499,812
Long-term debt, less current portion	2,170,909	2,183,552
Operating lease obligations, less current portion	110,093	120,180
Other long-term liabilities	309,101	322,487
Warrant liability	38,760	57,764
Total Liabilities	3,064,319	3,183,795
Total Stockholders' Equity	2,137,693	2,066,689
Total Liabilities and Stockholders' Equity	$5,202,012	$5,250,484

ADAPTHEALTH CORP.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Net revenue	$727,614	$617,017	$1,433,817	$1,099,136

Costs and expenses:
Cost of net revenue	610,011	490,720	1,207,133	887,418
General and administrative expenses	42,548	42,946	83,992	99,578
Depreciation and amortization, excluding patient equipment depreciation	15,877	17,944	31,962	31,324
Total costs and expenses	668,436	551,610	1,323,087	1,018,320
Operating income	59,178	65,407	110,730	80,816
Interest expense, net	25,608	23,147	50,384	45,332
Change in fair value of warrant liability	8,208	(37,454)	(18,509)	(40,622)
Change in fair value of contingent consideration common shares liability	—	(22,079)	—	(24,044)
Loss on extinguishment of debt	—	7,736	—	11,949
Other loss, net	1,262	1,669	6,922	1,150
Income before income taxes	24,100	92,388	71,933	87,051
Income tax expense	8,853	12,330	14,456	10,635
Net income	15,247	80,058	57,477	76,416
Income attributable to noncontrolling interest	1,215	951	1,695	1,275
Net income attributable to AdaptHealth Corp.	$14,032	$79,107	$55,782	$75,141

Weighted average common shares outstanding - basic	134,332	129,664	134,178	120,438
Weighted average common shares outstanding - diluted	137,015	136,582	138,335	127,720

Basic net income per share	$0.10	$0.56	$0.38	$0.56
Diluted net income per share	$0.09	$0.12	$0.24	$0.06

ADAPTHEALTH CORP.

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income	$57,477	$76,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	156,504	110,999
Equity-based compensation	11,222	16,029
Change in fair value of warrant liability	(18,509)	(40,622)
Change in fair value of contingent consideration common shares liability	—	(24,044)
Reduction in the carrying amount of operating lease right-of-use assets	9,530	15,368
Deferred income tax expense	11,975	6,544
Change in fair value of interest rate swaps, net of reclassification adjustment	(1,460)	(1,443)
Amortization of deferred financing costs	2,617	2,306
Write-off of deferred financing costs	—	3,495
Loss on extinguishment of debt from prepayment penalty	—	8,454
Other	(2,262)	428
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	7,027	(4,608)
Inventory	18,807	15,841
Prepaid and other assets	10,406	8,678
Operating lease obligations	(9,452)	(15,016)
Operating liabilities	(83,958)	(31,201)
Net cash provided by operating activities	169,924	147,624
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(15,324)	(1,292,631)
Purchases of equipment and other fixed assets	(154,340)	(79,396)
Payments for cost method investments	(367)	—
Net cash used in investing activities	(170,031)	(1,372,027)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	—	1,070,000
Repayments on long-term debt and lines of credit	(10,000)	(470,521)
Repayments of finance lease obligations	(12,547)	(19,767)
Payments for shares purchased under share repurchase program	(3,375)	—
Proceeds from the exercise of stock options	723	2,300
Proceeds received in connection with employee stock purchase plan	753	314
Proceeds from the issuance of senior unsecured notes	—	500,000
Proceeds from the issuance of Class A Common Stock	—	278,850
Payments for equity issuance costs	—	(13,832)
Payments of deferred financing costs	—	(18,039)
Payments for tax withholdings from restricted stock vesting and stock option exercises	(1,882)	(810)
Payments of contingent consideration and deferred purchase price from acquisitions	(2,383)	(16,341)
Distributions to noncontrolling interests	(2,000)	(1,070)
Payments for debt prepayment penalties	—	(8,454)
Net cash (used in) provided by financing activities	(30,711)	1,302,630
Net (decrease) increase in cash and cash equivalents	(30,818)	78,227
Cash and cash equivalents at beginning of period	149,627	99,962
Cash and cash equivalents at end of period	$118,809	$178,189

Non-GAAP Financial Measures

This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, change in fair value of the contingent consideration common shares liability, change in fair value of the warrant liability, and other non-recurring items of expense or income.

The following unaudited table presents the reconciliation of net income (loss) attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Net income attributable to AdaptHealth Corp.	$14,032	$79,107	$55,782	$75,141
Income attributable to noncontrolling interest	1,215	951	1,695	1,275
Interest expense, net	25,608	23,147	50,384	45,332
Income tax expense	8,853	12,330	14,456	10,635
Depreciation and amortization, including patient equipment depreciation	79,474	63,793	156,504	110,999
EBITDA	129,182	179,328	278,821	243,382
Loss on extinguishment of debt (a)	—	7,736	—	11,949
Equity-based compensation expense (b)	5,720	7,447	11,222	16,029
Transaction costs (c)	2,205	8,100	5,313	39,954
Change in fair value of warrant liability (d)	8,208	(37,454)	(18,509)	(40,622)
Change in fair value of contingent consideration common shares liability (e)	—	(22,079)	—	(24,044)
Other non-recurring expense, net (f)	4,692	4,313	10,804	4,918
Adjusted EBITDA	$150,007	$147,391	$287,651	$251,566

(a)	Represents the write-off of unamortized deferred financing costs and other expenses related to refinancing of debt and pre-payment penalties for early debt payoff.

(b)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.

(c)	Represents transaction costs and expenses related to integration efforts related to acquisitions.

(d)	Represents a non-cash charge or gain for the change in the estimated fair value of the warrant liability.

(e)	Represents a non-cash gain for the change in the estimated fair value of the contingent consideration common shares liability.

(f)	The 2022 year-to-date period consists of a $4.5 million expense related to changes in AdaptHealth’s estimated TRA liability, $3.6 million of expenses associated with litigation claims, $0.6 million of expenses associated with lease terminations, a $0.8 million loss related to the write-off of an investment, and $1.3 million of net other non-recurring expenses. The 2021 year-to-date period consists of $1.5 million of expenses related to legal and other costs associated with the separation of the Company’s former Co-CEO, $0.9 million of expenses associated with legal settlements for employee and other matters, $1.0 million of expenses associated with lease terminations, and $1.5 million of severance expense.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

Anton Hie

Vice President, Investor Relations

IR@adapthealth.com